Exhibit 31.2

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Jeff Cauble, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Cesca Therapeutics Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Cesca Therapeutics Inc.

Dated: October 20, 2017	By:/s/	Jeff Cauble
Principal Financial and Accounting Officer